PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798 NASDAQ Global Market "ABNJ"		For Immediate Release April 9, 2007

AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
PLANS TO OPEN FULL SERVICE BRANCH IN NUTLEY NEW JERSEY

Bloomfield, New Jersey - April 9, 2007 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) ("American") announced the planned opening of American Bank of New Jersey's newest full service branch located at 211 Harrison Street in Nutley, New Jersey.

"A number of recent banking changes have left Nutley without a community Bank" said Fred Kowal, President & COO. "We are both excited and grateful for the opportunity to provide American Bank's financial services to those residents and businesses of Nutley and the surrounding area who prefer banking with a community-focused financial institution." Mr. Kowal continued, "Our new location in Nutley had been a bank branch that was recently closed. We are now in the process of renovating that branch to better serve our customers and expect to open the doors of our newly updated Nutley branch in May of this year.

American Bank's contiguous growth into Nutley expands the list of Essex county markets served by the Bank which also includes the local communities of Bloomfield, Cedar Grove and Verona, New Jersey.

As of December 31, 2006, the Company had consolidated total assets of $524.3 million and stockholders' equity of $112.6 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices located in the communities listed above.

The foregoing material contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.